Exhibit 10.3

EXECUTION VERSION

PROMISSORY NOTE

Date: June 18, 2013

FOR VALUE RECEIVED, the undersigned, OP-TECH Environmental Services, Inc., a Delaware corporation (the “Borrower”), promises to pay to the order of Accord Financial, Inc., its successors or assigns (“Accord”) at 25 Woods Lake Road, Suite 102, Greenville, South Carolina 29607, or at such other place or to such other party or parties as Accord may from time to time designate, up to the principal sum of One Million and No/100 Dollars ($1,000,000.00) or so much as may be outstanding hereunder from time to time with interest at the Interest Rate, as hereinafter defined.

The “Interest Rate” shall mean a floating rate of interest equal to Branch Banking and Trust Company’s Prime Rate plus twelve and three-quarters percent (12.75%) per annum, calculated on the basis of a year of 360 days, and shall accrue from and after the date Accord funds any principal hereunder.

All payments of principal and interest shall be payable in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. Interest shall accrue daily and, if not sooner paid, be payable on the earlier of (i) the last day of each month commencing June 30, 2013 or (ii) the date of each funding under the Master Agreement (as hereinafter defined) from and after the date hereof. Principal shall be repaid monthly in the amount of $27,777.78 per month on the last day of each month commencing June 30, 2013, with a final payment of all outstanding principal and interest due on the earlier of (i) June 30, 2016; or (ii) the date on which the Master Agreement is terminated (the “Maturity Date”). To the extent available, payments of principal and interest shall be withheld from proceeds of factoring due to Borrower from Accord under the Master Purchase and Sale Agreement between Borrower and Accord (“Master Agreement”) dated as of May 30, 2013.

This Promissory Note ("Note") is secured by a lien on certain collateral (“Collateral”) pursuant to a Security Agreement between Borrower and Accord dated June 18, 2013 (“Security Agreement”).

This Note may be prepaid in whole or in part at any time without penalty. Prepayments shall first be applied to accrued interest and then to other amounts due under this Note or under the Master Agreement.

If this Note is placed in the hands of an attorney for collection or is collected through any legal proceedings the undersigned promises to pay a reasonable attorney’s fee and all costs associated with such collection. In the event that the Borrower shall default upon the covenants contained in this Note or under the Master Agreement, Accord shall have the right to enforce this Note in accordance with its terms by such means and remedies as are provided by law or equity.

The Borrower waives presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note. None of the rights and remedies of Accord are to be waived or affected by failure or delay to exercise them.

This Note shall be governed as to validity, interpretation, construction, effect and in all other respects by the laws and decisions of the State of South Carolina without giving effect to the doctrines and laws relation to choice of law and conflicts of law of such state.

If any term or provision of this Note or the application thereof shall to any extent be invalid or unenforceable, the remainder of this Note or the application of such terms to persons or circumstances other than those to which any provision is held invalid or unenforceable shall not be affected thereby.

This Note may not be modified orally but only by an agreement in writing signed by the party against whom enforcement of any such modification is sought. The remedies set forth herein in all instances are not exclusive but are cumulative and in addition to all other remedies which may exist.

The failure to pay any part of the principal or interest when due on this Note or to fully perform any covenant, obligation or warranty on this or on any other liability to Accord, including but not limited to any obligation under the Security Agreement or the Master Agreement shall be a material default hereunder and under the Master Agreement and this Note and other debts due Accord by Borrower shall immediately become due and payable without notice, at the option of Accord. In addition, upon default, Accord may pursue its full legal remedies at law or equity.

In order to induce Accord to make advances hereunder, Borrower hereby represents and warrants to Accord as follows:

i.                    Good Standing. Borrower is a corporation, duly organized, validly existing and in good standing under the laws of Delaware and has the power and authority to own its property and to carry on its business in each jurisdiction in which Borrower does business.

ii.                  Authority and Compliance. Borrower has full power and authority to execute and deliver this Note, the Security Agreement, and all related documents (the “Loan Documents”) and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrower. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and Borrower is in compliance with all laws and regulatory requirements to which it is subject.

iii.                Binding Agreement. This Note and the other Loan Documents executed by Borrower constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms.

iv.                Litigation. There is no proceeding involving Borrower pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed to Accord in writing and acknowledged by Accord prior to the date of this Note, which if adversely determined is likely to have a material adverse effect on Borrower, its business, finances or assets or which challenges the transaction contemplated in the Loan Documents.

v.                  No Conflicting Agreements. There is no operating agreement, article, charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of Borrower and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Note and the other Loan Documents.

vi.                Ownership of Assets. Borrower has good title to the Collateral and the Collateral is free and clear of liens, except those granted to Accord and as disclosed to Accord in writing prior to the date of this Note.

vii.              Taxes. All taxes and assessments due and payable by Borrower have been paid or are being contested in good faith by appropriate proceedings and the Borrower has filed all tax returns which it is required to file, unless subject to a valid extension of time to file.

WAIVERS. To the extent permitted by law, Borrower hereby irrevocably waives any right it may have to a trial by jury in respect of any litigation directly or indirectly at any time arising out of, under or in connection with this Note or any transaction contemplated hereby or associated herewith. Borrower irrevocably waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any such litigation any special, exemplary, punitive or consequential damages, or damages other than, or in addition to, actual damages. Borrower certifies that no party hereto nor any representative or agent or counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waivers. Borrower acknowledges that Accord has been induced to enter into this Note and the transactions contemplated hereby, in part, as a result of the mutual waivers and certifications contained in this paragraph.

IN WITNESS WHEREOF, the undersigned through its authorized officer has executed this Promissory Note on June 18, 2013.

WITNESS:                                                                            OP-TECH Environmental Services, Inc.

       (SEAL)

/s/ Daniel P. George                                                                                By: /s/ Charles B. Morgan

Daniel P. George                                                                                    Its: Chief Executive Officer